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                                                                    EXHIBIT 99.1

(SCHAWK, INC. LOGO)

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
AT SCHAWK, INC.:           AT FORT DEARBORN COMPANY:                    AT DRESNER CORPORATE
                                                                        SERVICES:
JAMES J. PATTERSON         RICH ADLER JR.                               KRISTINE WALCZAK
SR. VP AND CFO             PRESIDENT AND CHIEF QUALITY OFFICER
847-827-9494               773-774-4321                                 312-726-3600
jpatterson@schawk.com      radler@fortdearborn.com                      kwalczak@dresnerco.com
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               SCHAWK, INC. COMPLETES ACQUISITION OF VIRTUALCOLOR
 Acquisition in-line with growth strategy and increases utilization of existing facility

CHICAGO, ILLINOIS, JANUARY 6, 2004 -- SCHAWK, INC. -- (NYSE: SGK), has completed the previously unannounced acquisition of the Virtualcolor prepress division of Fort Dearborn Company based in Elk Grove, Illinois. Virtualcolor has approximately $10 million in annual revenue, a majority of which originates from Fort Dearborn Company and the balance from direct client relationships. As part of the acquisition, a supply agreement was entered into whereby Schawk and Fort Dearborn Company have agreed that Schawk will provide prepress services, including flexographic plates for Fort Dearborn's print business, for an initial period of five years.

The acquired business has a broad range of service offerings focusing on label work for consumer packaged grocery products. The business is being relocated into Schawk's Chicago facility in Des Plaines, Illinois.

"Virtualcolor is a well established prepress operation that was run separately from Fort Dearborn Company" said David Schawk, president and chief executive officer of Schawk. "Fort Dearborn has made a strategic decision to focus on its printing operations and outsource its prepress business to Schawk. Schawk's strategic plan for growth for 2004 includes acquisitions of graphic services businesses like Virtualcolor. This acquisition will bring Schawk's broad array of solutions and end-to-end services offerings to Virtualcolor's clients."

Rich Adler Jr., Fort Dearborn Company President and Chief Quality Officer stated, "Fort Dearborn Company is enthused about the prepress partnership with Schawk, which will better leverage our core competency of prime label production in order to enhance the value proposition to our customers. This partnership between one of the premier graphic suppliers and the leading supplier of high impact decorative labels will be a win-win situation that will best serve our valued customers."

Schawk, Inc., headquartered in suburban Chicago, is a leading supplier of digitized high resolution color graphic services, brand consulting and design, and an array of digitally based workflow solutions all aimed at bringing enhanced value to its clients. Schawk provides these advanced services for the food, beverage, and consumer products packaging, point of sale, and advertising markets.


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Certain statements in this press release are forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. These statements are made based upon current expectations and beliefs that are subject to risk and uncertainty. Actual results might differ materially from those contained in the forward-looking statements because of factors such as, among other things, the strength of the United States economy in general and specifically market conditions for the consumer products industry, the level of demand for Schawk's services, loss of key management and operational personnel, our ability to implement our growth strategy, the stability of state, federal and foreign tax laws, our ability to identify and exploit industry trends and to exploit technological advances in the imaging industry, our ability to continue to implement restructuring plans, the stability of political conditions in Asia and other foreign countries in which we have production capabilities, terrorist attacks and the U.S. response to such attacks, as well as other factors detailed in Schawk, Inc.'s filings with the Securities and Exchange Commission.

     FOR MORE INFORMATION ABOUT SCHAWK, VISIT OUR WEBSITE AT www.schawk.com.

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